UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard
Garden City, New York 11530
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Emerging Vision USA, Inc., a New York corporation (“EV USA”) and a wholly-owned subsidiary of Emerging Vision, Inc., a New York corporation (the “Company”) entered into an Agreement of Lease (the “Lease”), dated as of December 15, 2009, with Newmark & Company Real Estate, Inc. as agent for 38th and 8th LLC, New 520 GSH LLC, New 520 Triple Crown LLC and New 520 Eighth LLC (the “Landlord”), for a portion of the 23rd floor of the building located at 520 Eighth Avenue, New York, New York 10018 (the “Property”).  It is the Company’s intent that the Property shall serve as the Company’s corporate headquarters upon the effectiveness of the Lease.

Unless earlier terminated in accordance with the provisions of the Lease, the term of the Lease shall be for 10 years and 4 months, commencing on the later of the date upon which the Landlord’s Work is Substantially Completed (each as defined in the Lease) or March 1, 2010 (the “Term”).  The annual rent for the Premises is $135,200 for the first two years of the Term, increasing by 2.5% on a compounding basis for each subsequent year of the Term.  Upon execution and delivery of the Lease, EV USA established a letter of credit in favor of the Landlord in the amount of $45,066.68 as security under the Lease.

Pursuant to the provisions of the Lease, EV USA shall be obligated to pay certain real estate tax escalations, utilities, electric bills and to maintain certain insurance policies for the Company and the Landlord with respect to the Premises.

In order to induce the Landlord to enter into the Lease, the Company executed and delivered a Limited Guaranty to the Landlord on December 15, 2009, pursuant to which the Company guaranteed all of EV USA’s payments to the Landlord pursuant to the Lease.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the documents filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof which is hereby incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement of Lease, dated as of December 15, 2009, by and between the Landlord and EV USA

10.2	Limited Guaranty, dated as of December 15, 2009, executed and delivered by the Company to the Landlord

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:  /s/Brian P. Alessi
        Brian P. Alessi
        Chief Financial Officer

Date: February 9, 2010